Exhibit 32

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Marc Hazout, the Chief Executive Officer of SusGlobal Energy Corp. (the "Registrant"), and Ike Makrimichalos, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of their knowledge:

1.

The Registrant's Annual Report on Form 10-K for the period ended December 31, 2020, to which this Certification is attached as Exhibit 32.1 (the "Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Report and results of operations of the Registrant for the periods covered by the Report.

Date: March 31, 2021

By:	/s/ Marc Hazout
Marc Hazout
Executive Chairman, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Ike Makrimichalos
Ike Makrimichalos
Chief Financial Officer
(Principal Financial and Accounting Officer)